UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 3, 2008
Footstar, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11681	22-3439443
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

933 MacArthur Boulevard Mahwah, New Jersey (Address of Principal Executive Offices)	07430 (Zip Code)
Registrant’s telephone number, including area code: (201) 934-2000
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1: INTELLECTUAL PROPERTY PURCHASE AGREEMENT
EX-10.2: MASTER AGREEMENT AMENDMENT

Item 1.01. Entry into a Material Definitive Agreement.
As previously announced, Footstar, Inc. (the “Company”) anticipates winding down its business at the end of 2008 when its exclusive license to operate the footwear departments in Kmart stores expires. In connection with this anticipated wind-down, the Company entered into an Intellectual Property Purchase Agreement (the “IP Purchase Agreement”) and a Master Agreement Amendment (the “Master Agreement Amendment”) with Kmart Corporation, certain affiliates of Kmart Corporation (together with Kmart Corporation, “Kmart”) and Sears Holdings Corporation (“Sears”), which amends the Amended and Restated Master Agreement, dated as of August 24, 2005, by and among the Company, Kmart and Sears (the “Master Agreement”).
Intellectual Property Purchase Agreement
On April 3, 2008, the Company’s subsidiary, Footstar Corporation (“FC”), entered into the IP Purchase Agreement with Sears and its subsidiary, Sears Brands LLC (“Sears Brands”). Under the terms of the IP Purchase Agreement, FC sold to Sears Brands substantially all of FC’s intellectual property, including the intellectual property related to the Company’s Kmart business, for a purchase price of $13,006,250. The purchase and sale was effective as of the signing of the IP Purchase Agreement and was not subject to any closing conditions.
Under the IP Purchase Agreement, Sears Brands granted FC a royalty-free, exclusive license to use the intellectual property to operate the Company’s Kmart business until the Master Agreement is terminated and a royalty-free, non-exclusive license for a short period following the termination of the Master Agreement to sell off any remaining inventory.
The foregoing description of the IP Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the IP Purchase Agreement attached hereto as Exhibit 10.1.
Master Agreement Amendment
On April 3, 2008, the Company entered into the Master Agreement Amendment. Pursuant to the terms of the Master Agreement Amendment, Kmart agreed to offer employment (effective at December 31, 2008 in most cases) to substantially all of the Company’s store managers and district manager level employees and the Company agreed to make all other store employees available to Kmart for interviewing.
The Master Agreement Amendment also amends the provisions of the Master Agreement concerning Kmart’s purchase of the inventory associated with the Kmart business at the termination of the Master Agreement.
The foregoing description of the Master Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Master Agreement Amendment attached hereto as Exhibit 10.2.

Item 8.01. Other Events.
Retiree Health Plan
In connection with the previously announced anticipated wind-down of the Company’s business at the end of 2008, the Company’s retiree medical and life insurance plan will be terminated for all active employees who are eligible to participate in such plan and for all retiree participants effective June 6, 2008. The Company provided such benefits to certain retirees and a closed group of active employees who met certain eligibility requirements, including having a minimum of 10 years of full time active service as of December 31, 1992. As a result of this termination, the Company expects to eliminate its accumulated post retirement benefit obligation of approximately $14.7 million and its unamortized net gain and prior service costs included in accumulated other comprehensive income of $7.8 million, and record a gain of approximately $22.5 million.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
     The exhibits to this Current Report on Form 8-K are listed on the Exhibit Index on page 5 hereof, which is incorporated by reference in this Item 9.01(d).
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Note on Forward-Looking Statements
This report contains forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by the use of words such as “anticipate,” “estimates,” “should,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning, in connection with any discussion of the Company’s financial statements, business, results of operations, liquidity, future operating or financial performance and other future events and circumstances. Factors that could affect the Company’s forward-looking statements include, among other things:
•	the Company’s ability to manage the anticipated wind-down of its current businesses in connection with the termination of the Company’s Kmart business by the end of 2008 (subject to any earlier termination by mutual agreement of Kmart and the Company or, in certain particular circumstances provided for in the Master Agreement, unilaterally by a party pursuant to the existing early termination or default terms of the Master Agreement);

•	whether the Company continues to operate the footwear departments in Kmart stores through December 2008;

•	the impact of the payment of the $5.00 per share special distribution on April 30, 2007 on the Company’s future cash requirements and liquidity needs, both for the Company’s operating plans and any contingencies and obligations;

•	the Company’s ability to obtain and maintain adequate terms and service with vendors and service providers and to ensure timely delivery of goods through December 2008;

•	the effect of making more current certain vendor payable terms effective February 2008;

•	the ability to maintain contracts that are critical to the Company’s operations;

•	the Company’s ability to successfully implement and maintain internal control and procedures that ensure timely, effective and accurate financial reporting;

•	the Company’s ability to reduce overhead costs commensurate with any decline in sales and in connection with the winding down of the Company’s business;

•	any adverse developments in existing commercial disputes or legal proceedings;

•	the Company’s ability to manage and plan for the disposal of, closing or conversion of Kmart stores;

•	intense competition in the markets in which the Company competes; and

•	retention of employees.
The Company’s operation of the footwear departments in Kmart stores accounts for substantially all of the Company’s net sales and net profits. The Master Agreement, pursuant to which the Company operates these footwear departments, is scheduled to expire at the end of 2008 (subject to any earlier termination by mutual agreement of Kmart and the Company or, in certain particular circumstances provided for in the Master Agreement, unilaterally by a party pursuant to the existing early termination or default terms of the Master Agreement) at which time Kmart has agreed to purchase the inventory in the Kmart footwear departments operated by the Company.
Because the information in this Current Report on Form 8-K is based solely on data currently available, it is subject to change and should not be viewed as providing any assurance regarding the Company’s future performance. Actual results, performance, events, plans and expectations may differ from the Company’s current projections, estimates and expectations and the differences may be material, individually or in the aggregate, to the Company’s business, financial condition, results of operations, liquidity and prospects. Additionally, the Company does not plan to update any of its forward looking statements based on changes in assumptions, changes in results or other events subsequent to the date of this Current Report on Form 8-K, other than as included in the Company’s future required SEC filings, or as may otherwise be legally required.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Footstar, Inc.
Date: April 4, 2008	By:	/s/ Maureen Richards
		Name:	Maureen Richards
		Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Intellectual Property Purchase Agreement, dated as of April 3, 2008, by and among Footstar Corporation, Sears Brands LLC and Sears Holdings Corporation.

10.2	Master Agreement Amendment, dated as of April 3, 2008, by and among Footstar, Inc., Kmart Corporation, certain affiliates of Kmart Corporation and Sears Holdings Corporation.